7/20/2020 12:16 PM
Marilyn Burgess - District Clerk Harris County
Envelope No. 44655625
By: Lisa Thomas
Filed: 7/20/2020 12:16 PM

CAUSE NO. ______________________

INTREORG SYSTEMS, INC.,	§	In the District Court of
	§	
Plaintiff,	§	
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v.	§	
	§	
	§	Harris County, Texas
CARLOS LOPEZ, LBB & ASSOCIATES, LTD., LLP, and VINE ADVISORS, LLP,	§	
	§	
	§	
	§	
Defendants.	§	_______ Judicial District

PLAINTIFF'S ORIGINAL PETITION AND REQUEST FOR DISCLOSURE

Plaintiff INTREorg Systems, Inc. ("Plaintiff"), complaining of Defendants Carlos Lopez ("Lopez"), LBB & Associates, Ltd., LLP ("LBB") and Vine Advisors, LLP ("Vine") (collectively, "Defendants"), file this Original Petition and Request for Disclosure, and respectfully show the court as follows:

I. RELIEF SOUGHT AND DISCOVERY LEVEL

1. Pursuant to Texas Rule of Civil Procedure 190, Plaintiff requests that discovery in this case be conducted under Level 2 and has affirmatively pleaded that the damages sought are within the jurisdictional limits of this Court.

II. PARTIES

2. At all times relevant hereto, Defendant Lopez was a certified public accountant doing business in Houston, Texas.

3. Defendant Lopez is an individual who resides and may be served at 5511 Honor Drive, Houston, TX 77041.

4. At all times relevant hereto, Defendant LBB was a limited liability partnership

doing business in Houston, Texas. At all times relevant hereto, Defendant LBB provided accounting services through Defendant Lopez and its other agents.

5. Defendant LBB may be served through their registered agent Loren R. Cook & Associates, Ltd., LLP, 790 W. Sam Houston Pkwy. N., Suite 202, Houston, TX 77024.

6. At all times relevant hereto Defendant Vine was a limited liability partnership doing business in Houston, Texas. After its acquisition of Defendant LBB in February 2020, Vine also provided accounting services through Defendant Lopez and its other agents.

7. Defendant Vine may be served through the Texas Secretary of State pursuant to Texas Business Organization Code Section 5.251 and Texas Civil Practice and Remedies Code Section 17.044 because Vine does not maintain a Registered Agent in the State of Texas. Vine's most recent address on file is 7600 W. Tidwell Road, Suite 501, Houston, Texas 77040.

8. Plaintiff is a Texas corporation whose principal place of business is in Southlake, Texas.

III.
JURISDICTION AND VENUE

9. This Court has personal jurisdiction over Defendants. Defendants Carlos Lopez, LBB Associates, Ltd., LLP and Vine Advisors, LLP are registered to and do business in Texas, including specifically related to these causes of action by soliciting and providing services to Defendants, who also operate in Texas.

10. This Court has subject matter jurisdiction because the amount in controversy exceeds the minimum jurisdictional requirements of this Court. In accordance with Texas Rule of Civil Procedure 47(c), at this time Plaintiff seeks both non-monetary relief (the return of Plaintiff's records) and monetary relief of $200,000 to $1,000,000.

11. Venue is proper in Harris County under Section 15.002 of the Texas Civil Practice and Remedies Code because all or a substantial part of the events or omissions giving rise to the claim occurred in Harris County, as described above and herein, and because Defendants resided in Harris County at the time of the accrual of the causes of action.

IV.
FACTS

12. Plaintiff is an emerging industry leader in shareholder analytics, shareholder compliance and related consulting services for public companies.

13. As part of its business, Plaintiff is registered with the United States Securities and Exchange Commission ("SEC"). Plaintiff is required to and makes periodic filing of its financial statements with the SEC.

14. At all times material, Lopez, a certified public accountant and agent of LBB—and Vine, after its acquisition of LBB in February 2020—served as an auditor for Plaintiff.

15. Plaintiff engaged LBB, and subsequently Vine, to perform services, including but not limited to auditing Plaintiff's financial statements and supporting documentation and issuing a report to be included with Plaintiff's periodic SEC filings ("Auditing Services"). Lopez performed Auditing Services for Plaintiff as a partner at LBB, and subsequently as an advisor at Vine.

16. Plaintiff furnished Lopez, LBB, and subsequently Vine, with documents and information necessary to complete the Auditing Services.

17. In or about March 2020, Plaintiff was informed—***by the United States Securities and Exchange Commission, no less***—that (a) Lopez and LBB were investigated by the SEC through an Order Instituting Administrative Proceedings; (b) Lopez and LBB ultimately agreed to the imposition of remedial sanctions against them by the SEC; and (c) Lopez had been suspended

from appearing or practicing before the SEC for a period of at least two years (the "Suspension Order") beginning on February 6, 2020. A copy of this Suspension Order, which can be found on the SEC's website, is attached as Exhibit A.

18. The Suspension Order finds, among other things, that:

- For three consecutive years, Lopez and LBB "engaged in a pattern of improper professional conduct as auditors;"
- Lopez failed to exercise due professional care in performing his audit work; and
- Lopez and LBB committed "multiple instances of highly unreasonable conduct in circumstances that warranted heightened scrutiny."

See Exhibit A.

19. Neither Lopez, nor LBB, nor Vine ever sent the Suspension Order to Plaintiff. Neither Lopez, nor LBB, nor Vine even informed Plaintiff about the SEC investigation or the contents of the Suspension Order, including not informing Plaintiff that Lopez and LBB: (i) engaged in a pattern of improper professional conduct as auditors; (ii) failed to exercise due professional care in performing his audit work; (iii) committed multiple instances of highly unreasonable conduct in circumstances that warranted heightened scrutiny; (iv) agreed to the imposition of remedial sanctions against them by the SEC; and (v) had been suspended from appearing or practicing before the SEC.

20. Plaintiff did not know about the Suspension Order or the investigation until it learned of them from the SEC. The Suspension Order has had very damaging repercussions for Plaintiff.

21. Because LBB and Lopez have been suspended from appearing or practicing before the SEC, Plaintiff may not include Lopez and LBB's audit reports in its filings with the SEC on or after the date of Suspension Order, February 6, 2020.

22. Furthermore, because its auditor is not currently permitted to appear or practice before the SEC, Plaintiff must re-audit for 2018 through its current year.

23. Due to the misdeeds of Lopez, LBB, and Vine, Plaintiff is now obligated to spend substantial amounts to re-audit the filings that Lopez, LBB, and Vine handled. Indeed, at this juncture, Plaintiff is obligated to undertake this re-audit since it can no longer trust the work of someone who admittedly "engaged in a pattern of improper professional conduct" and committed "multiple instances of highly unreasonable conduct in circumstances that warranted heightened scrutiny."

24. Shockingly, not only have Lopez, LBB, and Vine failed to disclose the investigation and Suspension Order to Plaintiff, but Lopez and Vine have been attempting to continue to act as the auditor for Plaintiff *even though Lopez and LBB (now acquired by Vine) have been suspended by the SEC for at least two years*. Had Plaintiff not uncovered the truth through the SEC's warning, Lopez's and Vine's material omissions would have caused Plaintiff considerably more in damages including by way of potential SEC sanctions and penalties.

25. Upon discovery of the misdeeds of Lopez, LBB, and Vine, Plaintiff notified Defendants of their claims. As of the filing of this petition, Defendants have ignored Plaintiff's communications and failed to respond or return its property.

V.
CAUSES OF ACTION

COUNT I – NEGLIGENCE (against all Defendants)

26. Plaintiff re-alleges and incorporates paragraphs 1 through 25 above as if fully set forth herein.

27. Defendants Lopez, LBB, and Vine each owed a duty to Plaintiff to exercise that level of skill and care which, in light of all relevant surrounding circumstances, is recognized as acceptable and appropriate by similar and reasonably careful professionals.

28. Defendants Lopez, LBB, and Vine breached the aforesaid duty to Plaintiff by: (i) engaging in a pattern of improper professional conduct as an auditor; (ii) failing to exercise due professional care in performing audit work; (iii) committing multiple instances of highly unreasonable conduct in circumstances that warranted heightened scrutiny; (iv) failing to disclose the Suspension Order to Plaintiff; and (v) attempting to continue to act as the auditor for Plaintiff even though Lopez (now an agent of Vine) and LBB have been suspended from practice before the SEC.

29. Plaintiff has been damaged as a direct and proximate result of the negligence on the part of Defendants Lopez, LBB, and Vine.

30. Plaintiff demands judgment for actual and exemplary damages against Defendants, for pre-judgment and post-judgment interest, for the costs of this action, for its attorney fees, and for such other and further relief as this Court deems just.

COUNT II – FRAUD (against all Defendants)

31. Plaintiff re-alleges and incorporates paragraphs 1 through 30 above as if fully set forth herein.

32. Lopez, LBB, and Vine represented to Plaintiff that Lopez and LBB were licensed to appear and practice before the SEC and that the audit reports prepared by Defendants on behalf of Plaintiff could be filed with the SEC.

33. Lopez, LBB, and Vine also each knowingly and purposefully concealed the Suspension Order from and failed to disclose the Suspension Order to Plaintiff, which Lopez, LBB,

and Vine had a duty to disclose due to their special relationship as Plaintiff's auditors and their voluntary statements that created a false impression regarding Defendants' relationship with and ability to practice before the SEC.

34. Defendants' representations and omissions to Plaintiff were material because Plaintiff hired Defendants to prepare audit reports for the primary purpose of filing them with the SEC and, due to the Suspension Order, the audit reports are not able to be filed with the SEC.

35. Defendants' representations to Plaintiff were false statements of fact because the Suspension Order suspended Lopez's and LBB's ability, and Lopez as an agent of Vine's ability, to file any auditing report with the SEC from February 6, 2020 and prior to that an SEC investigation had been ongoing for more than a year.

36. Defendants made the false representations knowing they were false and were deliberately silent when they had a duty to speak regarding the omissions. Defendants knew that Plaintiff was ignorant of the omitted facts and that Plaintiff did not have an equal opportunity as Defendants to discover the facts.

37. Defendants' representations and omissions were made with the intent that Plaintiff act on it by engaging (or continuing to engage) Defendants Lopez, LBB, and subsequently Vine, for Auditing Services.

38. Defendants intended for Plaintiff to rely on the false representations and omissions in order for Plaintiff to continue to engage with and pay Defendants for Auditing Services.

39. Plaintiff justifiably relied on Defendants' false representations and omissions when it continued to use and pay for the Auditing Services of Defendants.

40. Defendants' false representations and omissions directly and proximately caused injury to Plaintiff.

41. Plaintiff demands judgment for actual and exemplary damages against Defendants, for pre-judgment and post-judgment interest, for the costs of this action, for its attorney fees, and for such other and further relief as this Court deems just.

COUNT III: DECEPTIVE TRADE PRACTICES ACT (against all Defendants)

42. Plaintiff re-alleges and incorporates paragraphs 1 through 41 above as if fully set forth herein.

43. As described above, Plaintiff engaged Defendants for the explicit purpose of obtaining Auditing Services, from LBB, and subsequently Vine, which included Lopez, as an agent of LBB and Vine.

44. Plaintiff is a consumer, in that Plaintiff sought or acquired services by purchase in the transaction on which Plaintiff's claims are based.

45. On April 30, 2020, more than 60 days before filing this action, Plaintiff delivered to the Defendants a demand letter detailing Plaintiff's claims. To date, Defendants have failed to respond or engage in any attempt to resolve Plaintiff's claims.

46. Defendants knowingly or intentionally engaged in false, misleading, or deceptive practices in the transaction described above, which Plaintiff relied upon and which were producing causes of damages to Plaintiff in that Defendants withheld information regarding the investigation and Suspension Order from the SEC and actively misled regarding Lopez and LBB's ability, including as an agent of Vine, to appear and practice before the SEC. This conduct violates Texas Business & Commerce Code Sections 17.46(b)(3) and (b)(24).

47. Defendants also knowingly or intentionally engaged in unconscionable conduct or course of conduct in the transaction with Plaintiff by withholding a material fact regarding the SEC investigation of Lopez and LBB and Lopez's and LBB's subsequent suspension from

appearing and practicing before the SEC, which affects the ability of Plaintiff to submit audit reports from Lopez and/or LBB, and subsequently Vine, to the SEC.

48. Defendants' conduct took advantage of lack of Plaintiff's knowledge, ability, experience, or capacity to a grossly unfair degree so as to be a producing damages to Plaintiff.

49. As a result of Defendants' conduct, Plaintiff has been injured, resulting in Plaintiff's damage in an amount within the jurisdictional limits of this court.

50. To pursue this claim against defendant, Plaintiff has had to retain Thompson Coburn LLP and Levine Kellogg Lehman Schneider + Grossman LLP as attorneys and has agreed to pay these law firms reasonable fees for their services in maintaining Plaintiff's claims until final judgment on the claim. Plaintiff is entitled to recover those fees from Defendants under Texas Business and Commerce Code Section 17.50(d).

51. Defendants committed these acts knowingly and intentionally, and therefore Plaintiff is entitled to additional damages under Texas Business and Commerce Code Section 17.50(b)(1).

52. Plaintiff demands judgment for economic and actual damages against Defendants, for additional damages against Defendants for their knowing and intentional violations of the DTPA, for pre-judgment and post-judgment interest, for the costs of this action, for its attorney fees, and for such other and further relief as this Court deems just.

COUNT IV: CONVERSION (against all Defendants)

53. Plaintiff re-alleges and incorporates paragraphs 1 through 52 above as if fully set forth herein.

54. Plaintiff owns and has the immediate right to possession of documents and information provided to Defendants in conjunction with the Auditing Services performed by Defendants, including pursuant to Texas Rule of Administrative Procedure § 501.76.

55. The documents and information provided to Defendants are the personal property of Plaintiff.

56. To the extent that further demand is necessary, Plaintiff hereby specifically demands the prompt return of its documents and information from Defendants including pursuant to Texas Rule of Administrative Procedure § 501.76, specifically but not limited to, (i) its original client records; and (ii) Defendants' work papers constituting part of Plaintiff's books and records, including but not limited to: (A) documents in lieu of books of original entry such as listings and distributions of cash receipts or cash disbursements; (B) documents in lieu of general ledger or subsidiary ledgers, such as accounts receivable, job cost and equipment ledgers, or similar depreciation records; (C) all adjusting and closing journal entries and supporting details when the supporting details are not fully set forth in the explanation of the journal entry; and (D) consolidating or combining journal entries and documents and supporting detail in arriving at final figures incorporated in an end product such as financial statements or tax returns.

57. As of the filing of this Petition, Defendants have ignored Plaintiff's communications and have not returned its property. Further demand for the return of the property would be useless because Defendants have failed to respond to Plaintiff since April 30, 2020. Defendants also have repudiated Plaintiff's rights with respect to its information by possessing the information for the purpose of preparing audit reports to be filed with the SEC when the Defendants do not have authorization from the SEC to perform this function.

58. To the extent that further demand is necessary, Plaintiff hereby specifically demands the prompt return of its documents and information from Defendants including pursuant to Texas Rule of Administrative Procedure § 501.76, specifically but not limited to, (i) its original client records; and (ii) Defendants' work papers constituting part of Plaintiff's books and records, including but not limited to: (A) documents in lieu of books of original entry such as listings and distributions of cash receipts or cash disbursements; (B) documents in lieu of general ledger or subsidiary ledgers, such as accounts receivable, job cost and equipment ledgers, or similar depreciation records; (C) all adjusting and closing journal entries and supporting details when the supporting details are not fully set forth in the explanation of the journal entry; and (D) consolidating or combining journal entries and documents and supporting detail in arriving at final figures incorporated in an end product such as financial statements or tax returns.

59. Plaintiff demands judgment compelling the prompt return from Defendants of its documents and information, for damages as allowed by law, and for such other and further relief as this Court deems just.

VI.
REQUEST FOR DISCLOSURE

60. Pursuant to Texas Rule of Civil Procedure 194, Plaintiff requests that the Defendants disclose, within fifty (50) days of the service of this request, all of the information or material described in Rule 194.2 (a)-(l).

VII.
JURY TRIAL DEMAND

61. Plaintiff hereby demands a trial by jury on all issues so triable.

VIII.
PRAYER FOR RELIEF

For these reasons, Plaintiff respectfully requests that Defendants be cited to appear and answer herein, and that judgment be entered against Defendants, and in favor of Plaintiff for:

a. Actual, direct, economic, incidental, and consequential damages;

b. Pre- and post-judgment interest at the maximum rate allowed by law;

c. Attorneys' fees under Tex. Bus. & Com. Code § 17.50(d);

d. Costs of court;

e. Exemplary damages, including under Tex. Bus. & Com. Code § 17.50(b)(1); and

f. Such other and further relief, both general and specific, at law or in equity, to which Plaintiff may be justly entitled.

Date: July 20, 2020

Respectfully submitted,

/s/ Nicole L. Williams
Nicole L. Williams
Texas Bar No. 24041784

THOMPSON COBURN LLP
1919 McKinney Avenue, Suite 100
Dallas, Texas 75201
Phone: (972) 629-7100
Fax: (972) 629-7171
NWilliams@ThompsonCoburn.com

and

LEVINE KELLOGG LEHMAN SCHNEIDER + GROSSMAN LLP
Jeffrey C. Schneider, P.A.
Florida Bar No. 933244
Jezabel P. Lima, Esq.
Florida Bar No. 519431

Pro hac vice applications to be submitted

201 South Biscayne Blvd. 22nd Floor
Miami, Florida 33131
Telephone: 305.403.8788
Facsimile: 305.403.8780
jcs@lklsg.com
jl@lklsg.com

ATTORNEYS FOR PLAINTIFF

EXHIBIT "A"

UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
Release No. 88140 / February 6, 2020

ACCOUNTING AND AUDITING ENFORCEMENT
Release No. 4116 / February 6, 2020

ADMINISTRATIVE PROCEEDING
File No. 3-18967

In the Matter of **LBB & ASSOCIATES LTD., LLP and CARLOS LOPEZ, CPA,** **Respondents.**	**ORDER MAKING FINDINGS AND IMPOSING REMEDIAL SANCTIONS PURSUANT TO SECTION 4C OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 102(e) OF THE COMMISSION'S RULES OF PRACTICE**

I.

On January 14, 2019, the Securities and Exchange Commission ("Commission") issued an Order Instituting Administrative Proceedings against LBB & Associates Ltd., LLP ("LBB") and Carlos Lopez, CPA ("Lopez") (collectively, "Respondents") pursuant to Section 4C[1] of the Securities Exchange Act of 1934 ("Exchange Act") and Rule 102(e)(1)(ii)[2] of the Commission's Rules of Practice.

[1] Section 4C provides, in relevant part, that:

The Commission may censure any person, or deny, temporarily or permanently, to any person the privilege of appearing or practicing before the Commission in any way, if that person is found . . . (1) not to possess the requisite qualifications to represent others . . . (2) to be lacking in character or integrity, or to have engaged in unethical or improper professional conduct.

[2] Rule 102(e)(1)(ii) provides, in pertinent part, that:

The Commission may . . . deny, temporarily or permanently, the privilege of appearing or practicing before it . . . to any person who is found . . . to have engaged in unethical or improper professional conduct.

II.

In connection with these proceedings, Respondents have submitted Offers of Settlement (the "Offers"), which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission's jurisdiction over them and the subject matter of these proceedings, which are admitted, Respondents consent to the entry of this Order Making Findings and Imposing Remedial Sanctions Pursuant to Section 4C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission's Rules of Practice ("Order"), as set forth below.

III.

On the basis of this Order and Respondents' Offers, the Commission finds that:

A. SUMMARY

1. For annual audits of years 2012, 2013 and 2014, Respondents engaged in a pattern of improper professional conduct as auditors. Specifically, Respondents failed to comply with Public Company Accounting Oversight Board ("PCAOB") standards in their audit of Behavioral Recognition Systems, Inc. (now known as Giant Gray, Inc.) ("BRS") for fiscal year 2012 and in their engagement quality reviews ("EQR") of the 2013 and 2014 fiscal year audits. Lopez, LBB's managing partner and majority owner, served as LBB's engagement partner for the 2012 audit and as its EQR partner for the 2013 and 2014 audits.

2. During the 2012 audit, Lopez did not comply with PCAOB standards regarding: (i) the identification of related party transactions or (ii) the audit procedures required when examining known related party transactions.

3. First, Lopez relied exclusively on BRS's management to disclose related party transactions to him, despite the fact that he was aware of certain red flags indicating that additional related party transactions existed. As a result, although Blackstone Group, Inc. ("Blackstone") received payments of approximately $1.5 million in 2012 and was one of BRS's largest vendors that year, Lopez failed to apply the audit procedures set forth in AU § 334 and failed to identify those payments as transactions involving a related party controlled by BRS's then-CEO, Ray Davis ("Davis").

4. Second, Lopez also failed to comply with PCAOB standards in Respondents' 2012 audit of known related party transactions because, among other things, he did not (i) properly assess the risks associated with those transactions; (ii) complete audit procedures designed to confirm the business purpose, nature, and extent of the payments made; or (iii) exercise due professional care in performing his audit work. Here, again, Lopez relied exclusively on BRS management to explain an almost three-fold increase in expenses to an individual he knew was related to Davis ("Related Party A") without, for example, reviewing any invoices or taking any other steps to determine the purpose, nature, and extent of the expenses and their effect on the financial statements.

5. Respondents also failed to comply with PCAOB standards in connection with their EQRs for both the 2013 and 2014 BRS audits. In particular, PCAOB standards prohibit a person who served as the engagement partner on either of the two preceding audits from serving as the EQR partner on an audit. Thus, because Lopez served as the engagement partner on the 2012 BRS audit, Respondents failed to comply with these PCAOB standards when Lopez served as the EQR partner on the 2013 and 2014 audits.

6. By failing to conduct the BRS audits in accordance with PCAOB standards, LBB and Lopez engaged in improper professional conduct.

B. RESPONDENTS

7. LBB & Associates Ltd., LLP, is a PCAOB-registered accounting and auditing firm based in Houston, Texas with approximately 28 public company clients. LBB has two partners and approximately eight accountants on staff.

8. Carlos Lopez, age 56, is LBB's managing partner and majority owner. He is a Certified Public Accountant ("CPA") licensed in Texas and resides in Houston. Lopez served as the engagement partner for BRS's 2012 audit and as the EQR partner for its 2013 and 2014 audits.

C. OTHER RELEVANT ENTITIES

9. Behavioral Recognition Systems, Inc., now known as Giant Gray, Inc., is a private, Texas corporation with its principal place of business in Houston, Texas and has never had an obligation to file audited financial statements with the Commission. BRS was founded in 2005 and sold video analytic software that allowed linked video cameras or other systems to recognize certain abnormal or suspicious events chosen by the user. For all three fiscal years relevant to this Order, Ray Davis served as BRS's CEO and Chairman. On December 14, 2017, the Commission filed a complaint against BRS, Davis, and several relief defendants alleging that BRS and Davis engaged in a fraudulent scheme to divert BRS investor funds for Davis's personal use, including millions of dollars paid to Blackstone, a company controlled by Davis. *SEC v. Davis et al.*, No. 17-cv-03774 (S.D. Tex. Dec. 14, 2017). Davis is now deceased, and Giant Gray was forced into Chapter 7 bankruptcy proceedings in April 2018.

D. FACTS

i. Background

10. Lopez first met Davis when he was working for another audit firm and was assigned to the team responsible for auditing a company for which Davis served as CEO.

11. Years later, after Lopez formed LBB in 2004, Davis hired LBB to conduct a review of BRS's 2009 financial statements. Subsequently, Davis hired LBB to conduct audits for BRS, which LBB did for the years 2010 through 2014. Lopez served as the engagement partner for the 2010 through 2012 audits and, as noted, as the EQR partner for the 2013 and 2014 audits.

ii. Respondents Were Aware that BRS Audits Were High Risk and that BRS Planned to Provide Its Audited Financial Statements to Investors

12. For the 2012 audit, Respondents were aware that BRS was a high-risk audit client based in part on their prior audit work for BRS. BRS had no chief financial officer and relied on a single part-time bookkeeper to maintain its accounting records. BRS never had an audit committee, and the board of directors consisted only of Davis and another BRS executive. As Lopez knew, BRS's board did not hold a single meeting in 2012.

13. At the time of the 2012 audit, Respondents were also aware of control deficiencies in BRS's internal controls, including a lack of any controls over Davis's unrestricted ability to authorize, approve, and direct payments and expenses. Respondents noted in the 2012 audit's Risk Assessment Summary Form that management override of internal controls presented a significant risk in connection with the audit. Respondents further indicated that they would not test or rely on BRS's internal controls during the audit, but rather would base the audit on substantive audit procedures.[3]

14. Respondents knew when they conducted the 2012 audit and EQRs for the 2013 and 2014 audits that BRS planned to provide its investors with the audited financial statements. Moreover, in each of the signed audit reports for the 2012 through 2014 audits, Respondents stated: "We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States)."

iii. Respondents Failed to Conduct the 2012 BRS Audit in Accordance with PCAOB Standards

a. *Failure to Conduct Audit Steps for Identifying Related Party Transactions*

15. PCAOB audit standard ("AU") § 334.07 provided that determining the existence of related party relationships that are not clearly evident required the application of specific audit procedures.[4] Such procedures may include evaluating the client's process for identifying related parties, requesting names of related parties from management, and reviewing stockholder lists. (AU § 334.07.) The standard also outlined audit procedures designed to provide guidance for identifying material transactions with unidentified related parties, including reviewing the nature of transactions

[3] Under PCAOB standards, the audit procedures performed in response to the assessed risks of material misstatement can be classified into two categories: "test of controls" and "substantive procedures." (AS § 13.10.) For significant risks, the substantive procedures should be specifically responsive to the assessed risks and include tests of details. (AS § 13.11.) On the other hand, if the auditor plans to assess control risk (at less than the maximum) by relying on controls, the auditor must obtain evidence that the controls selected for testing are designed effectively and operated effectively for the entire period during which those controls were relied upon. (AS § 13.16.)

[4] Citations to "AU" and "AS" refer to PCAOB standards in effect at the time of the conduct discussed herein.

with major customers for indications of previously undisclosed relationships and reviewing accounting records for large, unusual, or nonrecurring transactions, particularly those transactions recognized at or near the end of the reporting period. (AU § 334.08(e) and (g).)

16. During the 2012 audit, Lopez was aware of several red flags indicating the possible existence of unidentified related party transactions. In particular, in response to an audit questionnaire, BRS claimed that there were no related party transactions in 2012, but Lopez knew that response was not accurate because he was aware of recurring transactions with at least two related parties from his work on prior BRS audits. Lopez also identified control deficiencies concerning BRS's authorization of payments, including Davis's unrestricted ability to direct payments.

17. Despite his awareness of these red flags, Lopez did not take any audit steps during the 2012 audit to identify whether material transactions were with related parties. Rather, Lopez relied exclusively on BRS management to identify related party transactions and did not evaluate BRS's procedures for identifying related parties. In fact, BRS had no policies for identifying related parties.

18. In 2012, BRS paid Blackstone approximately $1.5 million – comprising approximately 9.2% of BRS's total operating expenses – making Blackstone one of BRS's largest vendors for the year. Yet, Lopez did not perform the relevant audit steps outlined in AU § 334 to evaluate whether BRS's payments to Blackstone, which were purportedly for "web site optimization," involved a related party. For example, Lopez did not review stockholder lists or examine the nature of the transactions between BRS and Blackstone by reviewing the accounting records for large transactions. Similarly, Lopez never requested or reviewed any contract between BRS and Blackstone.

19. Had Lopez conducted the relevant audit steps outlined in AU §§ 334.07 and 334.08, he may have identified that these material transactions involved a corporation created, owned, and controlled by BRS's CEO and Chairman, Ray Davis.

b. *Respondents Also Failed to Conduct Appropriate Audit Steps for Known Related Party Transactions*

20. For known related party transactions, the PCAOB standards required the auditor to apply the procedures he or she considered necessary to obtain satisfaction regarding the purpose, nature, and extent of the transactions and their effect on the client's financial statements. The procedures should be directed towards obtaining and evaluating sufficient appropriate evidence to support BRS's accounting treatment and were required to extend beyond simply an inquiry of management. Specifically, the audit procedures that Respondents should have considered included: obtaining an understanding of the business purpose of the transaction; examining invoices, contracts, and other pertinent documents; determining whether the transactions had been approved by the board of directors; and testing the amounts for reasonableness. (AU § 334.09.)

21. For the BRS audit in 2012, Respondents knew about the related party transactions involving Related Party A and were aware of significant red flags surrounding those transactions. Yet, Respondents failed to take appropriate audit steps to understand their purpose, nature, or effect on BRS's financial statements and simply relied on BRS management's representations.

22. In particular, Lopez was aware that Davis approved the payments to Related Party A, who he knew was related to Davis. Although BRS management disclosed in its notes to its financial statements that Related Party A was paid for consulting services and for efforts selling BRS securities to investors, Lopez knew that there was no written agreement outlining the services to be provided by, or the fees to be paid to, this related party. Lopez also was aware that BRS's board of directors did not hold any board meetings in 2012, calling into question whether the board had approved payments to Related Party A.

23. Moreover, during the 2012 audit, Lopez conducted an analysis showing that BRS's consulting expenses had increased almost ten-fold from 2011 to 2012, including a three-fold increase in expenses for Related Party A. Specifically, consulting expenses increased from approximately $113,000 in 2011 to approximately $1.17 million in 2012 (approximately 7.2% of BRS's total operating expenses for the year). In both years, the majority of BRS's consulting expenses concerned Related Party A. The results of this analysis should have prompted Lopez to conduct additional audit steps, including gathering additional evidence so that Lopez could understand what caused such a significant increase in consultant expenses. Lopez, however, did not complete any such steps.

24. In fact, notwithstanding the red flags outlined above, Lopez failed to obtain any invoices, contracts, or other documents related to payments from BRS to Related Party A. Lopez never determined whether BRS's board of directors had approved the payments. Again, Lopez relied exclusively on BRS's management to explain the nature of the payments to Related Party A, noting in his audit work papers as part of substantive analytical procedures performed that: "Per inquiry, the increase of consulting fee is mostly due to BRS utilized [Related Party A] more this year to help out with investor relations. Appears reasonable as the revenue is not enough to cover the operating expenses and company needs funding through out [sic] the year."

25. In short, Lopez failed to perform any of the audit procedures outlined in AU § 334.09, or any other procedures, and, thus, failed to obtain an adequate understanding of the approximately $951,000 in 2012 consulting expenses for Related Party A—which comprised approximately 7.7% of BRS's net loss for that year. Accordingly, Respondents had no basis for concluding that the consulting expenses regarding Related Party A were fairly presented in BRS's 2012 financial statements.

c. *Other 2012 Audit Failures*

26. Respondents failed to comply with other PCAOB audit standards in connection with their work on the 2012 BRS audit.

27. Audit standard AU § 9334 provided that the risk associated with management's assertions about related party transactions is often assessed higher than many other types of transactions because of the possibility that the parties to the transaction are motivated by reasons other than those that exist for most business transactions. (AU § 9334.18.) That audit standard further noted that, the higher the assessment of risk, the more extensive or effective the audit tests should be. (AU § 9334.19.) In addition, AU § 9334 provided: "In assessing the risk of the related party transactions the auditor obtains an understanding of the business purpose of the transactions. Until the auditor understands the business sense of material transactions, he cannot complete his audit." (*Id.*)

28. For significant risks, the PCAOB auditing standard § 13.11 explained that the auditor should perform substantive procedures, including tests of details that are specifically responsive to the assessed risks. (AS §13.11.)

29. Respondents failed to comply with both AU § 9334 and AS § 13.11. Lopez did not assess the audit risk associated with related party transactions at BRS as high during the 2012 audit despite the fact that he was aware of the significant red flags described above, including the lack of contracts and controls regarding management override of payments. Payments to Related Party A, for example, could have been motivated by Davis's desire to funnel money to a relative. Under these circumstances, Respondents should have expanded procedures to obtain audit evidence regarding the services Related Party A performed and how the amounts paid for each service were determined. Had Lopez reviewed invoices from Related Party A, he would have seen that they only generically described the services provided as "Consulting" or "Financial Services" with no other details or descriptions of what services, if any, were performed or how the amounts invoiced were determined. Respondents also failed to conduct audit steps that would have allowed them to understand the nature of the transactions.

30. Moreover, the PCAOB standards memorialized in AU § 329 provided that, when an auditor performs substantive analytical review procedures, its expectations should be "precise enough to provide the desired level of assurance that differences that may be potential material misstatements, would be identified for the auditor to investigate." (AU § 329.17.) The standards also noted that expectations developed at a detailed level generally have a greater chance of detecting misstatement of a given amount than do broad comparisons. (AU §§ 329.17 and 329.19.) Accordingly, the auditor should evaluate significant unexpected differences, and management's responses should ordinarily be corroborated with other evidence. (AU § 329.21.)

31. Respondents failed to comply with AU § 329. In particular, Respondents failed to perform audit steps with sufficient precision to adequately evaluate unexpected differences, including, for example, the significant increase in consulting expenses from 2011 to 2012 that was identified through the analysis described above. For the same reason, Lopez also failed to corroborate management's assertions that significant payments for two related parties (Related Party A and an entity associated with a BRS executive) were made for legitimate business purposes. In fact, Lopez did not apply any substantive audit procedures at all. Rather, he only compared year-over-year changes in total expenses. Establishing expectations and analysis of those changes at a

more precise level was required, however, in order for the analytics to be considered substantive audit tests.

32. Additionally, AS § 15 required that the auditor plan and perform audit procedures to obtain sufficient appropriate audit evidence to provide a reasonable basis for his or her opinion. (AS § 15.04.) Notably, as the risk in an audit increases, the amount of evidence that the auditor should obtain also increases. Ordinarily, more evidence is needed to respond to significant risks. (AS § 15.05.)

33. Respondents did not obtain sufficient appropriate audit evidence in their 2012 audit of BRS and therefore failed to comply with AS § 15. As noted, rather than gather evidence sufficient to understand the above-described transactions, Lopez instead relied on management's assertions.

34. Lastly, AU § 230 required auditors to exercise due professional care when conducting an audit and preparing a report. (AU § 230.01.) Under AU § 230, auditors were required to maintain an attitude of professional skepticism, which included "a questioning mind and a critical assessment of audit evidence." (AU § 230.07.) The standard noted that gathering and objectively evaluating audit evidence required the auditor to consider the competency and sufficiency of the evidence. (AU § 230.08.)

35. By failing to gather and objectively evaluate audit evidence as described above, however, Respondents also demonstrated their failure to conduct the 2012 BRS audit with due professional care and an attitude of professional skepticism. Therefore, Respondents violated AU § 230.

iv. <u>Respondents Failed to Conduct the 2013 and 2014 BRS EQRs in Accordance with PCAOB Standards</u>

36. As noted, after serving as the engagement partner for the 2012 audit, Lopez served as the EQR partner for both the 2013 and 2014 audits. In order to maintain the objectivity of the EQR partner, PCAOB standards do not permit a person to serve as the EQR partner on an audit if they served as the engagement partner on either of the two prior audits. (AS §7.8.) Thus, Respondents failed to comply with AS § 7.8 in connection with the EQRs of the 2013 and 2014 BRS audits.

E. VIOLATIONS

37. As a result of the conduct described above, Respondents engaged in improper professional conduct within the meaning of Section 4C(a)(2) of the Exchange Act and Rule 102(e)(1)(ii) of the Commission's Rules of Practice. Section 4C of the Exchange Act and Rule 102(e)(1)(ii) provide, in pertinent part, that the Commission may censure or deny, temporarily or permanently, the privilege of appearing or practicing before the Commission to any person who is found by the Commission to have engaged in improper professional conduct. Exchange Act Section 4C(b) and Rule 102(e)(1)(iv) define improper professional conduct with respect to persons licensed to practice as accountants.

38. Under Section 4C(b) and Rule 102(e)(1)(iv)(B), the term "improper professional conduct" means one of two types of negligent conduct: (1) a single instance of highly unreasonable conduct in circumstances for which heightened scrutiny is warranted; or (2) repeated instances of unreasonable conduct that indicate a lack of competence.

39. Respondents' failures in the 2012 BRS audit to abide by the applicable professional standards concerning the identification of related party transactions and audit of known related party transactions (articulated in AU §334 and AU § 9334) constitute multiple instances of highly unreasonable conduct in circumstances that warranted heightened scrutiny. Those violations, Respondents' other failures during the 2012 audit to conform to applicable professional standards (articulated in AU § 230, AU § 329, AS § 7, AS § 13, and AS § 15), and their failures in connection with the EQRs for the 2013 and 2014 BRS audits (articulated in AS § 7) also constitute repeated instances of unreasonable conduct.

F. FINDINGS

40. Based on the foregoing, the Commission finds that Respondents engaged in improper professional conduct within the meaning of Section 4C(a)(2) of the Exchange Act and Rule 102(e)(1)(ii) of the Commission's Rules of Practice.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondents' Offers.

Accordingly, it is hereby ORDERED, effective immediately, that:

A. LBB and Lopez are denied the privilege of appearing or practicing before the Commission as accountants.

B. After two (2) years from the date of this order, Lopez may request that the Commission consider his reinstatement by submitting an application (attention: Office of the Chief Accountant) to resume appearing or practicing before the Commission as:

1. a preparer or reviewer, or a person responsible for the preparation or review, of any public company's financial statements that are filed with the Commission (other than as a member of an audit committee, as that term is defined in Section 3(a)(58) of the Securities Exchange Act of 1934). Such an application must satisfy the Commission that Lopez's work in his practice before the Commission as an accountant will be reviewed either by the independent audit committee of the public company for which he works or in some other acceptable manner, as long as he practices before the Commission in this capacity; and/or

2. a preparer or reviewer, or a person responsible for the preparation or review, of any public company's financial statements that are filed with the Commission as a

member of an audit committee, as that term is defined in Section 3(a)(58) of the Securities Act of 1934. Such an application will be considered on a facts and circumstances basis with respect to such membership, and the applicant's burden of demonstrating good cause for reinstatement will be particularly high given the role of the audit committee in financial and accounting matters; and/or

3. an independent accountant.

Such an application must satisfy the Commission that:

(a) Lopez, or the public accounting firm with which he is associated, is registered with the Public Company Accounting Oversight Board ("PCAOB") in accordance with the Sarbanes-Oxley Act of 2002, and such registration continues to be effective;

(b) Lopez, or the registered public accounting firm with which he is associated, has been inspected by the PCAOB and that inspection did not identify any criticisms of or potential defects in Lopez's or the firm's quality control system that would indicate that Lopez will not receive appropriate supervision;

(c) Lopez has resolved all disciplinary issues with the PCAOB, and has complied with all terms and conditions of any sanctions imposed by the PCAOB (other than reinstatement by the Commission); and

(d) Lopez acknowledges his responsibility, as long as he appears or practices before the Commission as an independent accountant, to comply with all requirements of the Commission and the PCAOB, including, but not limited to, all requirements relating to registration, inspections, concurring partner reviews and quality control standards.

C. The Commission will consider an application by Lopez to resume appearing or practicing before the Commission provided that his state CPA license is current and he has resolved all other disciplinary issues with the applicable state boards of accountancy. However, if state licensure is dependent on reinstatement by the Commission, the Commission will consider an application on its other merits. The Commission's review may include consideration of, in addition to the matters referenced above, any other matters relating to Lopez's character, integrity, professional conduct, or qualifications to appear or practice before the Commission as an accountant. Whether an application demonstrates good cause will be considered on a facts and circumstances basis with due regard for protecting the integrity of the Commission's processes.

D. After two (2) years from the date of this order, LBB may request that the Commission consider its reinstatement by submitting an application (attention: Office of the Chief Accountant) to resume appearing or practicing before the Commission as:

1. a preparer or reviewer, or a person responsible for the preparation or review, of any public company's financial statements that are filed with the Commission (other than as a member of an audit committee, as that term is defined in Section 3(a)(58) of the

Securities Exchange Act of 1934). Such an application must satisfy the Commission that LBB's work in its practice before the Commission as an accountant will be reviewed either by the independent audit committee of the public company for which it works or in some other acceptable manner, as long as it practices before the Commission in this capacity; and/or

2. an independent accountant.

Such an application must satisfy the Commission that:

(a) LBB is registered with the PCAOB in accordance with the Sarbanes-Oxley Act of 2002, and such registration continues to be effective. However, if registration with the PCAOB is dependent upon reinstatement by the Commission, the Commission will consider the application on its other merits;

(b) LBB hired an independent CPA consultant ("consultant"), who is not unacceptable to staff of the Commission and is affiliated with a public accounting firm registered with the PCAOB, that has conducted a review of LBB's quality control system and submitted to the staff of the Commission a report that describes the review conducted and procedures performed, and represents that the review did not identify any criticisms of or potential defects in the firm's quality control system that would indicate that any of LBB's employees will not receive appropriate supervision. LBB agrees to require the consultant, if and when retained, to enter into an agreement that provides that for the period of review and for a period of two years from the completion of the review, the consultant shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with LBB, or any of its present or former affiliates, directors, officers, employees or agents acting in their capacity. The agreement will also provide that the consultant will require that any firm with which he/she is affiliated or of which he/she is a member shall not, without prior written consent of the staff, enter into any employment, consultant, attorney-client, auditing or other professional relationship with LBB, or any of its present or former affiliates, directors, employees, or agents acting in their capacity as such for a period of two years after the review;

(c) LBB has resolved all disciplinary issues with the PCAOB, and has complied with all terms and conditions of any sanctions imposed by the PCAOB (other than reinstatement by the Commission); and

(d) LBB acknowledges its responsibility, as long as it appears or practices before the Commission as an independent accountant, to comply with all requirements of the Commission and the PCAOB, including, but not limited to, all requirements relating to registration, inspections, engagement quality reviews and quality control standards.

E. The Commission will consider an application by LBB to resume appearing or practicing before the Commission provided that its state CPA license is current and it has resolved any disciplinary issues with the applicable state boards of accountancy. However, if state licensure is dependent on reinstatement by the Commission, the Commission will consider an application on its other merits. The Commission's review may include consideration of, in

addition to the matters referenced above, any other matter relating to LBB's character, integrity, professional conduct, or qualifications to appear before the Commission as an accountant.

Whether an application demonstrates good cause will be considered on a facts and circumstances basis with due regard for protecting the integrity of the Commission's processes.

By the Commission.

Vanessa A. Countryman
Secretary